UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2011

CDI Corp.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-05519	23-2394430
(Commission File Number)	(IRS Employer Identification No.)

1717 Arch Street, 35th Floor, Philadelphia, PA	19103-2768
(Address of Principal Executive Offices)	(Zip Code)

(215) 569-2200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2011, CDI Corp. (“CDI” or “the Company”) entered into an Employment Agreement with Paulett Eberhart, the Company’s new President and Chief Executive Officer (“CEO”), and an Agreement with Roger H. Ballou, the Company’s former President and CEO. See Item 5.02 below for a brief description of the material terms and conditions of those two agreements.

Item 2.02.	Results of Operations and Financial Condition.

On January 10, 2011, CDI issued a news release announcing that Paulett Eberhart was named President, CEO and Director of the Company, replacing Roger Ballou (see Item 5.02 below). That news release also included the following updated guidance regarding CDI’s financial results for the fourth quarter of 2010:

“CDI reaffirms its revenue guidance for the fourth quarter 2010 of anticipated growth of 13% to 17% (vs. the year-ago fourth quarter – including revenue from the new Infrastructure vertical). The company updates its previously-issued variable contribution margin guidance for the fourth quarter 2010. The company anticipates that its variable contribution margin from this incremental fourth quarter revenue, after adjusting for items identified in the fourth quarter 2009 press release, could be in the mid single digit range (vs. its previous guidance of mid to upper teen variable contribution margin).”

A copy of this news release is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2011, CDI announced that Roger H. Ballou, President and CEO, was retiring effective that day, to be succeeded by Paulett Eberhart who joined CDI on that day as the new President and CEO. Also effective on January 10, 2011, Roger Ballou resigned as a Director of CDI and Paulett Eberhart replaced him on the CDI Board of Directors (the “Board”). Ms. Eberhart has not yet been appointed to any committees of the Board. A copy of the news release issued by CDI on January 10, 2011, announcing the retirement of Roger Ballou and the election of Paulett Eberhart is attached hereto as Exhibit 99.1

Paulett Eberhart, age 57, was the Chairman and CEO of HMS Ventures, a privately-held real estate and consulting services firm, from 2009 until joining CDI. From 2007 to 2009, she was the President and CEO of Invensys Process Systems, Inc., an industrial automation firm. From 2003 to 2004, Ms. Eberhart served as President, Americas of Electronic Data Systems

Corporation (EDS), which concluded a 26-year career at EDS where she held multiple senior-level financial and operational roles. Ms. Eberhart is currently a member of the Board of Directors of Advanced Micro Devices, Inc., Anadarko Petroleum Corporation and Fluor Corporation. During the past five years, she also served as a Director of Solectron Corporation, which was acquired by Flextronics International Ltd. in 2007.

Employment Agreement with Paulett Eberhart

In connection with her becoming the President and CEO of the Company, Paulett Eberhart entered into an Employment Agreement with CDI on January 10, 2011. The Employment Agreement has a three-year term. Certain terms of Ms. Eberhart’s Employment Agreement, including the compensation she will receive, are summarized below.

Base Salary: Ms. Eberhart’s base salary will be $750,000 per year and will be reviewed annually by the Compensation Committee of the Board.

Cash Bonus: Ms. Eberhart will be eligible to earn an annual performance-based cash bonus based on such individual and/or Company performance goals as are determined by the Compensation Committee. The performance goals established by the Compensation Committee will include a target performance goal, a threshold performance goal and a maximum performance goal. The bonus to be paid to Ms. Eberhart upon attaining the target performance goal for any calendar year will be 80% of her base salary and the bonus to be paid to her upon attaining the maximum performance goal for any calendar year will be 120% of her base salary. A prorated portion of her target bonus will be paid for any year in which her performance exceeds the threshold level of performance but does not meet the target level of performance and a prorated portion of her maximum bonus will be paid for any year in which her performance exceeds the target level of performance but does not meet the maximum level of performance. Until Ms. Eberhart has achieved the required level of CDI stock ownership (as described below), 25% of her earned bonuses will be automatically deferred under CDI’s Stock Purchase Plan for Management Employees and Non-Employee Directors (the “SPP”).

Stock Appreciation Rights: CDI granted to Ms. Eberhart 100,000 stock-settled Stock Appreciation Rights (SARs) on January 10, 2011. The exercise price of these SARs is $19.20 per share, the closing market price of CDI common stock (“CDI stock”) on January 10, 2011. One-third of these SARs vest on each of the first three anniversaries of the date of grant. The SARs have a five-year term, though they generally terminate earlier if Ms. Eberhart’s employment with the Company ends. These SARs entitle Ms. Eberhart to receive, if she notifies the Company of her intent to exercise the SARs: (a) if the market value of CDI stock on the first anniversary of her exercise notice exceeds the market value of CDI stock on the date of her exercise notice, a number of shares of CDI stock having a market value on the date of her exercise notice equal to (i) the excess of the market value on the date of her exercise notice over the exercise price, multiplied by (ii) the number of SARs being exercised; and (b) if the market value of CDI stock on the first anniversary of her exercise notice does not exceed the market value of CDI stock on the date of her exercise notice, a number of shares of CDI stock having a market value on the first anniversary of her exercise notice equal to (i) the excess of the market value on the first anniversary of her exercise notice over the exercise price, multiplied by (ii) the number of SARs being exercised.

Time-Vested Deferred Stock: CDI granted to Ms. Eberhart 100,000 shares of Time-Vested Deferred Stock (TVDS) on January 10, 2011. The TVDS entitles Ms. Eberhart to receive the specified number of shares of CDI stock upon vesting. The shares of TVDS vest 20% per year on each of the first five anniversaries of the date of grant; provided, however, that no TVDS will vest on a scheduled vesting date unless (i) Ms. Eberhart is employed by CDI on such date and (ii) the market value of one share of CDI stock on such vesting date equals or exceeds the market value of one share of CDI stock on the grant date. If the market value of one share of CDI stock on a vesting date is less than the market value of one share of CDI stock on the grant date, the shares of TVDS will vest on the next scheduled vesting date if (i) Ms. Eberhart is employed by CDI on such date and (ii) the market value of one share of CDI Stock on such next scheduled vesting date equals or exceeds the market value of one share of CDI Stock on the grant date; provided, however, that if the market value of one share of CDI stock on that next scheduled vesting date is less than the market value of one share of CDI stock on the grant date, such shares of TVDS will be forfeited. Shares of TVDS will generally terminate prior to vesting if Ms. Eberhart’s employment with the Company ends.

Performance-Contingent Deferred Stock: CDI will grant to Ms. Eberhart shares of Performance-Contingent Deferred Stock (PCDS) pursuant to which she can receive a payout of CDI stock if the Company achieves financial objectives to be determined by the Compensation Committee. If the target level of performance is achieved, Ms. Eberhart would earn a payout of 50,000 shares of CDI stock. If a threshold level of performance is achieved, Ms. Eberhart would earn a payout of 10,000 shares of CDI stock. For maximum achievement, she could earn a payout of 100,000 shares of CDI stock. Once earned, half of such shares will vest immediately and half will vest one year later. Vesting is subject to the condition that Ms. Eberhart be employed by CDI on the vesting date.

Stock Purchase and Share Ownership Requirements: Within a twenty-day period after the end of CDI’s current blackout period, Ms. Eberhart is required to purchase at market prices $500,000 of CDI stock under the Company’s Executive Stock Purchase Opportunity Program. Pursuant to that program, CDI will grant Ms. Eberhart 0.4 shares of TVDS (subject to a five-year vesting schedule) for each such share of CDI stock she purchases. With regard to these shares of TVDS, if Ms. Eberhart sells or transfers any of the underlying shares of CDI stock during the five-year vesting period, then the remaining unvested shares of TVDS will be forfeited. In addition, during her employment with CDI, Ms. Eberhart may not dispose of any shares of CDI stock except for shares of stock in excess of the following holdings: (i) $1,000,000 through the second anniversary of her Employment Agreement; (ii) $1,500,000 through the third anniversary of her Employment Agreement; (iii) $2,000,000 through the fourth anniversary of her Employment Agreement; (iv) $2,500,000 through the fifth anniversary of her Employment Agreement; and (v) $3,000,000 after the fifth anniversary of her Employment Agreement (with such amount to be adjusted for increases in her base salary to maintain a four times multiple of base salary, and the remaining amounts to be adjusted proportionately).

Relocation Benefits: Ms. Eberhart is required to relocate her primary residence to the Philadelphia metropolitan area within one year after joining CDI. Until that time, she may temporarily use a corporate apartment in Philadelphia, to be rented and maintained by CDI. In addition, to assist Ms. Eberhart in her search for a primary residence in the Philadelphia metropolitan area and in her relocation from her current residence, CDI will reimburse her reasonable costs associated with the relocation.

Severance: If Ms. Eberhart’s employment is terminated (a) by the Company without cause or (b) by Ms. Eberhart if (i) her office is relocated so as to increase her daily commute by 50 or more miles, (ii) there is a material reduction in her duties or (iii) there is a reduction in her base salary or a failure to pay compensation when owed (other than inadvertent mistakes or failures which are corrected), then the Company will continue to pay her base salary until the expiration of a twelve-month severance period or the remainder of her three-year employment term, whichever is less, provided that Ms. Eberhart signs a release and waiver of all claims against CDI.

Restrictive Covenants: The Employment Agreement also contains covenants restricting Ms. Eberhart from competing with CDI or soliciting its customers and employees following the expiration or termination of her employment.

A copy of Ms. Eberhart’s Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference in this Form 8-K. The description above is qualified in its entirety by reference to the full text of the Employment Agreement and its exhibits.

Agreement with Roger Ballou

In connection with his retirement as President and CEO, and to assist in the transition with the new President and CEO, Roger Ballou entered into an Agreement with CDI on January 10, 2011. Certain terms of this Agreement are summarized below.

Services: From January 10, 2011 through March 31, 2011, Mr. Ballou will devote substantially all of his business time to providing transition services and support to the Board and to the new CEO as shall be reasonably requested by the Board and the CEO. From April 1, 2011 until March 31, 2012, he will serve as a consultant to the Company, devoting a reasonable and appropriate amount of his business time as the CEO or the Board may reasonably request.

Compensation for Services: As compensation for his transition services during the period from January 10, 2011 through March 31, 2011, Mr. Ballou will be paid a fee of $62,500 per month. As compensation for his consulting services during the period from April 1, 2011 through March 31, 2012, Mr. Ballou will be paid a fee of $20,833.33 per month.

Retirement: Provided that Mr. Ballou (i) does not become employed by another company prior to March 31, 2012 and (ii) provides transition services to the reasonable satisfaction of the Board, then Mr. Ballou will be considered to have retired on March 31, 2011 for purposes of all benefit plans and programs of the Company. As a result, his outstanding awards under the SPP will become fully vested and payable on March 31, 2011 (subject only to Mr. Ballou performing his transition services to the reasonable satisfaction of the Board until such date).

Bonuses: Provided that Mr. Ballou performs his transition services and consulting services to the reasonable satisfaction of the Board from January 10, 2011 until the date that cash bonuses for 2010 are paid to CDI’s senior executives, Mr. Ballou will be eligible to receive his 2010 bonus based on actual performance. Provided that Mr. Ballou performs his transition services and consulting services to the reasonable satisfaction of the Board, Mr. Ballou will be eligible to receive a cash bonus for the first quarter of 2011 based on the reviewed financial statements of CDI for that quarter, with such bonus to be paid within 45 days after the date on which the Company files its Form 10-Q with the Securities and Exchange Commission for that quarter. This 2010 bonus and first quarter 2011 bonus were provided for in Mr. Ballou’s employment agreement.

Outstanding Equity Awards: Provided that Mr. Ballou performs his transition services and consulting services to the reasonable satisfaction of the Board from January 10, 2011 until July 10, 2011, he will be permitted to exercise at any time until July 10, 2011 the stock option he currently holds to purchase 50,000 shares of CDI stock. In the event that this stock option is not so exercised, it will expire on July 10, 2011. Provided that Mr. Ballou performs his transition services to the reasonable satisfaction of the Board from January 10, 2011 until March 31, 2011, he will receive the following equity awards which were set forth in his employment agreement (such awards, if any, would be made at the times which were provided in his employment agreement): (a) a fully vested PCDS award if certain 2010 performance goals are achieved, and (ii) a fully vested TVDS award with a grant date value of $281,250. Mr. Ballou may elect to receive such awards in cash or in CDI stock, but any such payment or issuance will be subject to repayment (or forfeiture) if Mr. Ballou does not perform his transition services to the reasonable satisfaction of the Board until March 31, 2011.

Restrictive Covenants: The non-competition and non-solicitation restrictions set forth in Mr. Ballou’s employment agreement will continue to apply during and after the transition period in accordance with the terms of such provisions, and the non-competition restrictions set forth in his employment agreement will be extended through December 31, 2012.

Release and Waiver: The Agreement contains a general release and waiver by Mr. Ballou of any claims that he may have against CDI and its affiliates.

A copy of the Agreement with Mr. Ballou is filed as Exhibit 10.2 hereto and is incorporated by reference in this Form 8-K. The description above is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement dated January 10, 2011 between CDI Corp. and Paulett Eberhart

Exhibit 10.2	Agreement dated January 10, 2011 between CDI Corp. and Roger H. Ballou

Exhibit 99.1	News Release issued by CDI Corp. on January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.

(Registrant)

By:	/s/ Joseph R. Seiders
Joseph R. Seiders Senior Vice President and Chief Legal Officer

Date: January 14, 2011

EXHIBIT INDEX

Number	Description

10.1	Employment Agreement dated January 10, 2011 between CDI Corp. and Paulett Eberhart

10.2	Agreement dated January 10, 2011 between CDI Corp. and Roger H. Ballou

99.1	News Release issued by CDI Corp. on January 10, 2011